EXHIBIT 21

Significant Subsidiaries

The Company is including in the following list legal entities and divisional, branch office or significant office locations including, among them, all significant subsidiaries. The jurisdiction of incorporation is indicated next to each such legal entity.

World Headquarters

International Rectifier Corporation (Delaware, USA)
101 N. Sepulveda Blvd.
El Segundo, California 90245
Phone: (310) 726-8000
Fax: (310) 322-3332
Internet: www.irf.com

North American Operations

International Rectifier Corporation (Delaware, USA)
41915 Business Park Drive
Temecula, California 92590
Phone: (909) 676-7500
Fax: (909) 676-9154

Rectificadores Internacionales, S.A. de C.V. (Mexico)
Prolongacion Ave. Los Cabos No. 9234
Parque Industrial Pacifico II
C.P. 22709
Tijuana, Baja California, Mexico
Phone: (++) 52 66 26 08 04
Fax: (++) 52 66 26 01 02

International Rectifier HiRel Products LLC (Delaware, USA)
205 Crawford Street
Leominster, Massachusetts 01453
Phone: (978) 534-5776
Fax: (978) 537-4246

International Rectifier, HiRel Products, Inc.
(Delaware, USA)
2520 Junction Avenue,
San Jose, California 95134
Phone: (408) 434-5000
Fax: (408) 434-5230

IR Epi Services, Inc. (Delaware, USA)
550 West Juanita
Mesa, Arizona 85210
Phone: (480) 668-4000
Fax: (480) 464-7421

European Operations

International Rectifier Company (Great Britain) Ltd.
Omnibus Building
Reigate, Surrey,
RH2 72P, United Kingdom
Phone: (++) 44 (0) 1737227200
Fax: (++) 44 (0) `737227201

IR Newport Limited (England and Wales)
Cardiff Road
Newport, Wales
NP10 8YJ, United Kingdom
Phone: (++) 49 1633 810 121
Fax: (++) 49 1633 810 820

Branch Office—Finland
Mikkelankallio 3 FIN-02770 ESPOO
Phone: (++) 358 9 8599 155
Fax: (++) 358 9 8599 1560

Branch Office—France
Immeuble Zeta B 3 Avenue de Canada B LP8177
91974 Courtaboeuf Cedex, France
Phone: (++) 33 1 64 86 49 50
Fax: (++) 33 1 64 86 49 70

IR Denmark ApS (Denmark)
Literbuen 10 C
2740 Skovlunde, Denmark
Phone: (++) 45 45 28 06 96
Fax: (++) 45 45 28 19 96

International Rectifier GmbH (Germany)
Frankfurter Strasse 227
D-63263 Neu-Isenburg Germany
Phone: (++) 49 6102 884 400
Fax: (++) 49 6102 884 433

IR International Holdings, Inc. (Delaware, USA)
Branch Office—Moscow, Russia
Room 325 Semenovsky per. 15
Moscow, 105023, Russia
Phone: (++) 7 095 360 5735
Fax: (++) 7 095 964 9560

IR Pavia, LLC
Via Trieste 25
Pavia, 27100 Italy
Southern Zone Phone:  (++) 33 16 486 4650
Southern Zone Fax: (++)33 16 486 4970

Asian Operations

International Rectifier Japan Company, Ltd. (Japan)
Sunshine 60 Building, 51st Floor
3-1-1, Higashi-Ikebukuro
Toshima-Ku, Tokyo, 170-6051 Japan
Phone: (++) 81 3 3983 0641
Fax: (++) 81 3 3983 5956

Branch Office—Osaka, Japan
Kazu IT Bldg., 4th Floor
2-10-27 Minami-Semba
Chuo-Ku, Osaka-Shi, Osaka 542-0081
Phone: (++) 81 6 6258 7560
Fax: (++) 81 6 6258 7561

Branch Office—Nagoya, Japan
Meitetsu Kanayama Daiichi Bldg. 5F
25-1 Namiyose-cho Atsuta-ku
Nagoya-shi, Aichi 456-0003
Tel: (++)81 52 871 0570
Fax: (++)81 52 871 0576

Shanghai International Rectifier Trading, Ltd. (China)
231 Fu Te Road North
Waigaoqiao Free Trade Zone
Pudong, Shanghai, 200231, P.R. China
Phone: (++) 86 21 5866 6060
Fax: (++) 86 21 5866 1654

Shanghai International Rectifier Trading Ltd. - Xi’an Branch (China)
Building B #106,
38 GaoXin Road Hi-tech Industrial Development Zone,
Xi’an 71075, China
Tel: ++86 29 6890 2929
Fax: ++86 29 6890 2929

IR International Holdings, Inc. (Delaware, USA)
Beijing Representative Office
Canway Building, Suite 710
66 Nan Li Shi Road, Xi Cheng District
Beijing, 100045, P.R. China
Phone: (++) 86 10 6803 8195
Fax: (++) 86 10 6803 8194

IR International Holdings, Inc. (Delaware, USA)
Shenzhen Representative Office
Unit 02-04, 15/F Modern International Building
No. 3038 Jintian Rd., Futian District
Shenzhen, 518048, China
Phone: (++) 86 755 8368 3686
Fax: (++) 86 755 8368 3690

IR International Holdings, Inc. (Delaware, USA)
Shanghai Representative Office
Unit A-B, 10th Floor, Xinmei Union Square
999 Pudong South Road
Shanghai, 200120, China
Phone: (++) 86 21 6887 7600
Fax: (++) 86 21 5877 3880

IR International Holdings, Inc. (Delaware, USA)
Taiwan Representative Office
22F, Suite A, 105, Section 2, Tun Hwa South Road,
Taipei, 10682, Taiwan
Phone: (++) 886 2 2709 8356
Fax: (++) 886 2 2709 8150

International Rectifier Southeast Asia Pte Ltd
International Rectifier- Phils
Unit 2008, 20F Strata 100 Bldg
F. Ortigas Jr Road
Ortigas Center, Pasig City 1605
Tel: 632 633 7882
Fax: 632 631 6661

Xi’an IR-PERI Power Co. Ltd. (China)
#94 Zhu Que Street
Xian, Shaanxi Province, 710061, P.R. China
Phone: (++) 86 29 521 5895
Fax: (++) 86 29 521 5896

International Rectifier Korea (Korea)
9F Dukmyung Bldg.
170-9 Samsung-Dong, Kangnam-Gu,
Seoul, 135-741 Korea
Phone: (++) 82 2 557 7613
Fax: (++) 82 2 557 7617

International Rectifier Southeast Asia Pte. Ltd. (Singapore)
23 Serangoon North Avenue 5
#03-00 BTH Centre Singapore 554530
Phone: (++) 65 6506 2000
Fax: (++) 65 6506 2099

International Rectifier Hong Kong, Ltd. (Hong Kong)
Unit 308, New East Ocean Centre
No. 9 Science Museum Road
Tsimshatsui East, Kowloon
Hong Kong
Phone: (++) 852 2803 7380
Fax: (++) 852 2540 5835

International Rectifier India
International Rectifier Corporation, India Liaison office
No. 407, Prestige Centre Point, Cunningham Rd.
Bangalore 560052, India
Tel: ++91 80 4114 2644/2645
Fax: ++91 80 4114 2643

International Rectifier India
IR International Holding Inc.
#213, Ansal Tower
#38, Nehru Place
New Delhi - 110019
Tel: ++91 11 2646 3685/3686
Fax: ++91 11 2646 3687